EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
Agri Point Ltd.	Republic of Cyprus

Cenex Ag, Inc.	Delaware

Cenex Pipeline, LLC	Minnesota

Central Plains AG Services LLC	Minnesota

CHS de Argentina, S.A.	Argentina

CHS Agronegocio - Industria e Comercio Ltda.	Brazil

CHS Credit Management Services, LLC	Minnesota

CHS Capital, LLC	Minnesota

CHS (Taiwan) Commodity Trading Co. Ltd	Taiwan

CHS Trading Company Australia Pty. Ltd.	Australia

CHS Energy Canada Inc.	Alberta

CHS Foundation	Minnesota

CHS Hallock Canada, Inc	Manitoba

CHS Hallock, LLC	Minnesota

CHS Hedging, LLC	Delaware

CHS Holdings, LLC	Minnesota

CHS Inc. de Mexico	Mexico

CHS Europe S.a.r.l	Switzerland

CHSINC Iberica, S.L.	Spain

CHS Latin America Holdings LLC	Minnesota

CHS Tarim ve Gida Sanayii Limited Sirketi	Turkey

CHS Ukraine LLC	Ukraine

CHS Bulgaria Ltd.	Bulgaria

CHS Agritrade Hungary Ltd.	Hungary

CHS Bermuda GP	Bermuda

CHS Hong Kong Limited	Hong Kong

CHS (Shanghai) Trading Co., Ltd.	China

CHS Italy S.r.l.	Italy

CHS Korea, LLC	South Korea

CHS Market Advisors LLC	Delaware

CHS McPherson Refinery Inc.	Kansas

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS Myrtle Grove Land LLC	Delaware

CHS Oilseed Processing LLC	Delaware

CHS Serbia D.O.O. Novi Sad	Serbia

CHS Singapore Trading Company Pte. Ltd.	Republic of Singapore

CHS Uruguay SRL	Uruguay

CHS-Farmco, LLC	Kansas

CHS-GC, Inc.	Colorado

Circle Land Management, Inc.	Minnesota

Cofina Funding, LLC	Delaware

CHS Capital ProFund, LLC	Minnesota

Front Range Pipeline, LLC	Minnesota

GTL Resources Limited	England

GTL Resources Overseas Investments Limited	England

GTL Resources USA, Inc.	Delaware

IGH Insurance Company	Washington DC

Illinois River Energy, LLC	Delaware

Jayhawk Pipeline, LLC	Kansas

Kaw Pipe Line Company	Delaware

Lewis-Clark Terminal, Inc.	Idaho

M TARHAZ Raktarozasi es Szolgaltato Korlatolt Felelossegu Tarsasag	Hungary

Old Cograin NonProfit	Washington

Patriot Fuels Biodiesel, LLC	Illinois

Patriot Holdings, LLC	Illinois

Patriot Land Holdings, LLC	Illinois

Patriot Renewable Fuels, LLC	Illinois

Patriot Sequestration LLC	Illinois

Rockville Propane Terminal LLC	Minnesota

S.C. Silotrans S.R.L.	Romania

S.P.E CHS Plant Extracts Ltd.	Israel

Sinav Limited	England

Southwest Crop Nutrients, LLC	Kansas

St. Hilaire Ag Insurance, Inc.	Minnesota

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
St. Paul Maritime Corporation	Minnesota

TILCO Module Movers, L.L.C.	Oklahoma

Triangle Ag LLC	Minnesota

Watertown Crop Nutrients, LLC	South Dakota

West Central Ag Services	Minnesota

West Central Distribution, LLC	Minnesota